UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2023

FERGUSON PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey, Channel Islands	001-40066	98-1499339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, United Kingdom		RG41 5TS
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 118 927 3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of 10 pence	FERG	New York Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Ferguson plc (the “Company”) Board of Directors meeting on November 29, 2023, Samantha (Sammie) Long, Chief Human Resources Officer, notified the Company of her decision to retire, effective July 31, 2024. The Company is extremely grateful for Ms. Long’s many years of service and wishes her well in retirement. An orderly succession and transition plan will be implemented ahead of her retirement date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferguson plc

Date: December 4, 2023	By:	/s/ Katherine McCormick
	Name:	Katherine McCormick
	Title:	Company Secretary